Exhibit 99.1

Forum Merger II Corporation Announces Extension of Date to Complete a Business Combination

Delray Beach, FL, June 8, 2020 (GLOBE NEWSWIRE) -- Forum Merger II Corporation (Nasdaq: FMCI) (the “Company”) today announced that its stockholders approved an extension of the date by which it must consummate a business combination from June 10, 2020 to September 30, 2020. In connection with the extension, none of the Company’s public shares were redeemed by stockholders.

About Forum Merger II Corporation

Forum Merger II Corporation is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the “safe harbor” provisions of the United Stated Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Securities and Exchange Commission (the “SEC”) on March 11, 2020 and the Company’s other filings with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

David Boris

(212) 739-7860

david@forummerger.com

www.forummerger.com